Exhibit 99.2
AMENDMENT TO CREDIT AGREEMENT
     This AMENDMENT TO CREDIT AGREEMENT (the “Amendment”) is entered into as of October 4, 2006, among SIMS HUGO NEU CORPORATION, a Delaware corporation (the “Company”), SIMS HUGO NEU GLOBAL TRADE LLC, a Delaware limited liability company (“Global Trade”), HNE RECYCLING LLC, a Delaware limtited liability company (“HNE Recycling”), HNE RECYCLING LLC, a Delaware limited liability company (“HNW Recycling”), SIMS HUGO NEU EAST (GENERAL PARTNERSHIP), a New York general partnership (“SHN East”), SIMS HUGO NEU WEST (GENERAL PARTNERSHIP), a California general partnership (“SHN West”), SIMS GROUP USA CORPORATION, a Delaware corporation (“Sims USA” and together with the Company, Global Trade, HNE Recycling, HNW Recycling, SHN East and SHN West collectively, the “Borrowers” individually, a “Borrower”), and BANK OF AMERICA, N.A., a national banking association (the “Lender”).
RECITALS
     A. The Borrowers and the Lender are each a party to that certain Credit Agreement dated as of September 12, 2006 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which and subject to the terms and conditions therein contained, the Lender agreed to make Loans to, and issue Letters of Credit for the account of, the Borrowers.
     B. The Borrowers have requested that the Lender agree to reduce the pricing of the Loans that bear interest based on the Prime Rate, which the Lender has agreed to do, subject to the terms and conditions of this Amendment.
     NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration receipt of which is hereby acknowledged, the parties agree as follows:
AGREEMENT
     1. Definitions; Interpretation. All capitalized terms used in this Amendment and not otherwise defined herein have the meanings specified in the Credit Agreement. The rules of construction and interpretation specified in Section 1.02 of the Credit Agreement also apply to this Amendment and are incorporated herein by this reference.
     2. Amendment to Credit Agreement. In Section 1.01, the table set forth in the definition of Applicable Margin is deleted, and the following substituted in its stead:
Applicable Margin

			Eurocurrency Rate
			Loans
			Letters Standby of
Pricing Level	Cashflow Gearing Ratio	Commitment Fee	Credit	Prime Rate Loans
1	<1.00:1	0.15%	0.375%	-2.55%
2	>1.00:1 but <1.25:1	0.19%	0.475%	-2.45%
3	>1.25:1 but <1.75:1	0.23%	0.575%	-2.35%
4	>1.75;1 but <2.75:1	0.26%	0.650%	-2.30%
5	>2.75:1	0.31%	0.775%	-2.25%
     3. Conditions to Effectiveness. Notwithstanding anything contained herein to the contrary, this Amendment shall become effective as of October 3, 2006; provided that each of the following conditions is fully and simultaneously satisfied on or before October 4, 2006:

     (a) Delivery of Amendment. Each Borrower and the Lender shall have executed and delivered counterparts of this Amendment to the Lender, sufficient in number for distribution to the Company and the Lender;
     (b) Confirmation of Parent. Sims Group Limited, a corporation incorporated in the State of Victoria, Commonwealth of Australia, shall have executed and delivered to the Lender a Consent of Guarantor in the form of Annex 1 hereto, sufficient in number for distribution to the Company and the Lender;
     (c) Representations True; No Default. The representations of the Borrowers as set forth in Article V of the Credit Agreement shall be true on and as of the date of this Amendment with the same force and effect as if made on and as of this date or, if any such representation or warranty is stated to have been made as of or with respect to a specific date, as of or with respect to such specific date. No Event of Default and no event which, with notice or lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing or will occur as a result of the execution of this Amendment; and
     (d) Other Documents. The Lender shall have received such other documents, instruments, and undertakings as the Lender may reasonably request.
     4. Representations and Warranties. The Borrowers hereby represent and warrant to the Lender that each of the representations and warranties set forth in Article V of the Credit Agreement is true and correct as if made on and as of the date of this Amendment or, if any such representation or warranty is stated to have been made as of or with respect to a specific date, as of or with respect to such specific date. The Borrowers expressly agree that it shall be an additional Event of Default under the Credit Agreement if any representation or warranty made by the Borrower hereunder shall prove to have been incorrect in any material respect when made.
     5. No Further Amendment. Except as expressly modified by this Amendment, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect and the parties hereby ratify their respective obligations thereunder.
     6. Reservation of Rights. The Borrowers acknowledge and agree that the execution and delivery by the Lender of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Lender to forbear or execute similar amendments under the same or similar circumstances in the future.
     7. Miscellaneous.
     (a) Counterparts; Integration. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment,
     (b) Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     (c) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

SIMS HUGO NEU CORPORATION

By:	/s/ Myles A. Partridge

Name:	Myles A. Partridge
Title:	Chief Financial Officer

SIMS HUGO NEU GLOBAL TRADE LLC

By:	/s/ Myles A. Partridge

Name:	Myles A. Partridge
Title:	Chief Financial Officer

HNE RECYCLING LLC

By:	/s/ Myles A. Partridge

Name:	Myles A. Partridge
Title:	Chief Financial Officer

HNW RECYCLING LLC

By:	/s/ Myles A. Partridge

Name:	Myles A. Partridge
Title:	Chief Financial Officer

SIMS HUGO NEU EAST (GENERAL PARTNERSHIP)

By:	/s/ Myles A. Partridge

Name:	Myles A. Partridge
Title:	Chief Financial Officer

SIMS HUGO NEU WEST (GENERAL PARTNERSHIP)

By:	/s/ Myles A. Partridge

Name:	Myles A. Partridge
Title:	Chief Financial Officer

SIMS GROUP USA CORPORATION

By:	/s/ Myles A. Partridge

Name:	Myles A. Partridge
Title:	Chief Financial Officer

BANK OF AMERICA, N.A.

By:	/s/ Timothy G. Holsapple

Name:	Timothy G. Holsapple
Title:	Senior Vice President